charset=windows-1252"> UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Item 3.02. Unregistered Sales of Equity Securities.

On May 1, 2005, J.W.F. Specialty Company, Inc. ("J.W.F. Specialty") transferred substantially all of its assets, liabilities and obligations to ONB Benefits Administration in exchange for common stock of Old National Bancorp (the "Registrant") and other consideration. The number of shares of the Registrant's common stock that J.W.F. Specialty received was 358,194.

Also on May 1, 2005, the shareholders of J.W.F. Insurance Companies, Inc. (the "Shareholders") exchanged their shares of J.W.F. Insurance Companies, Inc. ("J.W.F. Insurance") for shares of common stock of the Registrant in accordance with an Agreement of Affiliation and Merger by and between the Registrant, ONB Insurance Group, J.W.F. Insurance and the Shareholders. The number of shares of the Registrant's common stock issued to the Shareholders was 610,077.

For purposes of both issuances of the Registrants common stock described in this Current Report on Form 8-K, the Registrant is relying upon the exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: May 5, 2005

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President and Chief Legal Counsel